CONSENT OF RYDER SCOTT COMPANY


         We hereby consent to the reference to our firm under the caption "Experts" and the reference to the results of our reserve review letter, dated February 11, 1997 (the "Reserve Review Letter"), in the Registration Statements on Form S-8 (Nos. 33-77102 and 333-05165) and related Prospectuses of Cairn Energy USA, Inc. (the "Company") and to the incorporation by reference therein of references to our firm and the Reserve Review Letter in the Company's Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                           By:/s/ Ryder Scott Company
                                              -----------------------
                                              Petroleum Engineers

                                              RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS

Houston, Texas
March 3, 1997


CORPDAL:62324.1 15467-00006